UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of April, 2012

Commission File Number:  001-15196

PEMBINA PIPELINE CORPORATION
(Name of registrant)

3800, 525 – 8th Avenue S.W.
Calgary, Alberta T2P 1G1
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

☐ Form 20-F   ☒ Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

EXPLANATORY NOTE

This Form 6−K is submitted by Pembina Pipeline Corporation (“Pembina”) to the Securities and Exchange Commission (the “Commission”) using the EDGAR format type 8−K12G3 as notice that Pembina is the successor issuer to Provident Energy Ltd. (“Provident”) pursuant to Rule 12g−3 under the Exchange Act, as required by Rule 12g−3(f).

Pembina understands that upon the furnishing of this Form 6−K to the Commission, a new Commission file number will be generated for the purpose of satisfying Pembina’s reporting obligations under the Exchange Act, and that Pembina should not continue to use Provident’s Commission file number 001-15196 for satisfying such obligations.

Effective April 2, 2012 Pembina and Provident completed a court−approved statutory plan of arrangement (the “Arrangement”) pursuant to Section 193 of the Business Corporations Act (Alberta) whereby Provident shareholders received 0.425 of a common share of Pembina for each common share of Provident held.  Upon effectiveness of the Arrangement, Provident became a wholly−owned subsidiary of Pembina upon Pembina’s acquisition of all of the issued and outstanding common shares of Provident.

Prior to the opening of trading on the New York Stock Exchange (“NYSE”) on April 2, 2012 the common shares of Provident were suspended from trading. The common shares of Pembina were listed and commenced trading on the NYSE under the ticker symbol “PBA” on the same day. The common shares of Pembina continue to trade on the Toronto Stock Exchange under the ticker symbol “PPL.”

Prior to the Arrangement, the common shares of Provident were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Arrangement, the common shares of Pembina were deemed registered under Section 12(b) of the Exchange Act, with Pembina deemed to be a successor issuer to Provident pursuant to Rule 12g−3(a) under the Exchange Act. All securities issued in connection with the Arrangement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEMBINA PIPELINE CORPORATION

Date: April 2, 2012	By:	/s/ Jennifer A. Harker
	Name:	Jennifer A. Harker
	Title:	Corporate Secretary & Senior Legal Counsel